UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 28, 2016

DreamWorks Animation SKG, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number: 001-32337

Delaware	68-0589190
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

1000 Flower Street
Glendale, CA 91201
(Address of principal executive offices, including zip code)

(818) 695-5000
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following  provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On April 28, 2016, DreamWorks Animation SKG, Inc. (“DreamWorks Animation” or the “Company”), Comcast Corporation (“Comcast”) and Comcast Paris Newco, Inc., a wholly-owned subsidiary of Comcast (“Merger Sub”), entered into an Agreement and Plan of Merger (the “Merger Agreement”). Upon the terms and subject to the conditions set forth in the Merger Agreement, Merger Sub will merge with and into DreamWorks Animation, with DreamWorks Animation continuing as the surviving corporation and a wholly-owned subsidiary of Comcast (the “Merger”).

Pursuant to the Merger Agreement, upon the closing of the Merger (the “Closing”), each share of the Company’s Class A common stock, par value $0.01 per share (“Class A common stock”) and Class B common stock, par value $0.01 per share (“Class B common stock” and, together with the Class A common stock, “Company common stock”), issued and outstanding immediately prior to the effective time of the Merger (other than shares owned by the Company, Comcast, Merger Sub or any other subsidiary of Comcast or shares with respect to which appraisal rights have been properly exercised in accordance with the General Corporation Law of the State of Delaware) will be converted into the right to receive $41.00 in cash, without interest and less any applicable withholding taxes (the “Merger Consideration”).  Each company option and each company stock appreciation right outstanding immediately prior to the effective time of the Merger, whether or not then vested and exercisable, will be cancelled and converted into the right to receive, for each share of Company common stock subject to such stock option or stock appreciation right, an amount in cash, without interest, equal to the excess, if any, of the Merger Consideration over the per share exercise price of such option or stock appreciation right.  Each company restricted stock unit and each company performance restricted stock unit outstanding immediately prior to the effective time of the Merger will be cancelled and converted into the right to receive an amount in cash, without interest, equal to the Merger Consideration multiplied by the number of shares of Company common stock subject to such restricted stock unit or performance restricted stock unit (assuming in the case of performance restricted stock units, that applicable performance conditions are deemed to be achieved at the greater of target and actual performance).  Each company restricted share outstanding immediately prior to the effective time of the Merger will be cancelled and converted into the right to receive an amount in cash, without interest, equal to the Merger Consideration.

The consummation of the Merger is subject to customary closing conditions, including (i) receiving the approval of holders of a majority of the voting power of the outstanding Company common stock, which approval was effected after execution of the Merger Agreement, by written consent of the Principal Stockholders (defined below) (the “Written Consent”), (ii) the absence of legal restraints preventing the consummation of the Merger and (iii) the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and receipt of specified other regulatory consents and approvals.

The Merger Agreement contains certain customary covenants, including covenants providing (i) for each of the parties to use reasonable best efforts to cause the transaction to be consummated and (ii) for DreamWorks Animation to carry on its business in the ordinary course during the interim period between the execution of the Merger Agreement and completion of the Merger.
The Merger Agreement contains specified termination rights for the parties and provides that, in connection with the termination of the Merger Agreement under specified antitrust related circumstances, Comcast will be required to pay to DreamWorks Animation a “reverse termination fee” equal to $200 million.

The foregoing description of the Merger Agreement does not purport to be a complete description and is qualified in its entirety by reference to such agreement. A copy of the Merger Agreement is attached hereto as Exhibit 2.1 and is incorporated herein by reference.

The Merger Agreement has been included to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about DreamWorks Animation, Comcast or any of their respective subsidiaries or affiliates. The representations and warranties of DreamWorks Animation contained in the Merger Agreement have been made solely for the benefit of Comcast and Merger Sub. In addition, such representations and warranties (a) have been made only for purposes of the Merger Agreement, (b) may be subject to limits or exceptions agreed upon by the contracting parties, (c) are subject to materiality qualifications contained in the Merger Agreement which may differ from what may be viewed as material by investors, (d) were made only as of the date of the Merger Agreement or other specific dates and (e) have been included in the Merger Agreement for the purpose of allocating risk between the contracting parties rather than establishing matters as facts. Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of DreamWorks Animation or Comcast or any of their respective subsidiaries or affiliates. Additionally, the representations, warranties, covenants, conditions and other terms of the Merger Agreement may be subject to subsequent waiver or modification. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in DreamWorks Animation’s public disclosures.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

   (b) Upon consummation of the Merger, Jeffrey Katzenberg will no longer serve as our Chief Executive Officer and will become a consultant to Comcast.

Item 5.03. Amendments to Articles of Incorporation or By-laws; Change in Fiscal Year.

On April 28, 2016, the Board of Directors of the Company adopted an amendment (the “Amendment”) to Article VIII of the Company’s By-laws (the “By-laws”), which became effective immediately.  The Amendment added a new Section 7 to Article VIII of the By-laws which provides that, unless the Company consents in writing to the selection of an alternative forum, the sole and exclusive forum for certain legal actions involving the Company will be a state or federal court located within the State of Delaware.

The foregoing summary of the Amendment is qualified in its entirety by reference to the text of the Amendment, which is attached as Exhibit 3.1 to this report and incorporated herein by reference.

Item 5.07. Submission of Matters to a Vote of Security Holders.

On April 28, 2016, Jeffrey Katzenberg, M&J K Dream LLC, M&J K B Limited Partnership and M&J K Dream Corp., the holders of 1,050,427 shares of Class A common stock and 7,838,731 shares of Class B common stock (collectively, the “Principal Stockholders”), which constitute approximately 60.4% of the voting power of the outstanding shares of the Company common stock, executed a Written Consent approving and adopting the Merger Agreement.

The foregoing description of the Written Consent does not purport to be a complete description and is qualified in its entirety by reference to the Written Consent, the form of which is attached to the Merger Agreement as Exhibit A, and is incorporated herein by reference.

On April 28, 2016, DreamWorks Animation issued a press release announcing that it had entered into the Merger Agreement. A copy of DreamWorks Animation’s press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Safe Harbor Statement under U.S. Private Securities Litigation Reform Act of 1995.

This Current Report on Form 8-K and Exhibit 99.1 hereto contain forward-looking statements that involve substantial risks and uncertainties. You can identify forward-looking statements by words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “should,” “would” or similar words. You should consider these statements carefully because they discuss our plans, targets, strategies, prospects and expectations concerning our business, operating results, financial condition and other similar matters. These statements are subject to certain risks, uncertainties, and assumptions, including, but not limited to, the requirement to satisfy closing conditions to the Merger as set forth in the Merger Agreement, including expiration of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976; the outcome of any legal proceedings that may be instituted against DreamWorks Animation and others related to the transaction; the ability to retain certain key employees of DreamWorks Animation; and the risks identified and discussed under the caption “Risk Factors” in DreamWorks Animation’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015, filed with the Securities and Exchange Commission (the “SEC”) on February 25, 2015 and the other documents DreamWorks Animation files with the SEC from time to time. There will be events in the future, however, that DreamWorks Animation is not able to predict accurately or control. DreamWorks Animation’s actual results may differ materially from the expectations that DreamWorks Animation describes in its forward-looking statements. Factors or events that could cause DreamWorks Animation’s actual results to materially differ may emerge from time to time, and it is not possible for DreamWorks Animation to accurately predict all of them. Any forward-looking statement made by DreamWorks Animation in this Current Report on Form 8-K and Exhibit 99.1 hereto speaks only as of the date on which DreamWorks Animation makes it. DreamWorks Animation undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Additional Information and Where to Find It

This communication is being made in respect of the proposed Merger involving DreamWorks Animation and Comcast. DreamWorks Animation will prepare an information statement for its stockholders containing the information with respect to the Merger specified in Schedule 14C promulgated under the Securities Exchange Act of 1934, as amended, and describing the proposed Merger. When completed, a definitive information statement will be mailed to DreamWorks Animation’s stockholders. Investors are urged to carefully read the information statement regarding the proposed Merger and any other relevant documents in their entirety when they become available because they will contain important information about the proposed Merger. You may obtain copies of all documents filed with the SEC regarding this transaction, free of charge, at the SEC’s website, http://www.sec.gov or from DreamWorks Animation by directing a request by mail or telephone to DreamWorks Animation at 1000 Flower Street, Glendale, California 91201, telephone (818) 695-5000, Attention: General Counsel.

Item 9.01. Financial Statements and Exhibits.

(d)                  Exhibits:

2.1	Agreement and Plan of Merger, dated as of April 28, 2016, by and among DreamWorks Animation SKG, Inc., Comcast Corporation and Comcast Paris Newco, Inc.*
3.1	Amendment to the By-laws of DreamWorks Animation SKG, Inc.
99.1	Press Release, dated April 28, 2016

* The Company hereby undertakes to furnish supplementally a copy of any omitted schedule or exhibit to such agreement to the U.S. Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DreamWorks Animation SKG, Inc.

Date: April 28, 2016	By:	/s/ Andrew Chang
Andrew Chang General Counsel

EXHIBIT INDEX

Exhibit No.	Description
EX-2.1	Agreement and Plan of Merger, dated as of April 28, 2016, by and among DreamWorks Animation SKG, Inc., Comcast Corporation and Comcast Paris Newco, Inc.*

EX-3.1	Amendment to the By-laws of DreamWorks Animation SKG, Inc.

EX-99.1	Press Release, dated April 28, 2016

* The Company hereby undertakes to furnish supplementally a copy of any omitted schedule or exhibit to such agreement to the U.S. Securities and Exchange Commission upon request.